                 FIRST AMENDMENT TO REAL ESTATE SALE AGREEMENT
                 ---------------------------------------------
              [12621 Featherwood Office Building, Houston, Texas]

     THIS FIRST AMENDMENT TO REAL ESTATE SALE AGREEMENT (this "Amendment") is made as of the 12th day of June, 1997, by and between FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD.-1, a Florida limited partnership, and FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD.-2, a Florida limited partnership (collectively, "Seller") having an office at c/o Equity Office Holdings, L.L.C., Two North Riverside Plaza, Suite 2200, Chicago, Illinois 60606, and TRANSWESTERN INVESTMENT COMPANY, L.L.C. ("Purchaser"), a Delaware limited liability company, having an office at 1980 Post Oak Boulevard, Suite 2222, Houston, Texas 77056.

                                   RECITALS

     Purchaser and Seller are parties to a Real Estate Sale Agreement dated as of May 13, 1997 (the "Purchase Agreement"). All capitalized terms which are used but not defined in this Amendment shall have the same respective meanings ascribed to such terms in the Purchase Agreement. Purchaser and Seller desire to amend the Purchase Agreement as more particularly set forth below.

     NOW, THEREFORE, in consideration of the Purchase Agreement, the mutual covenants and agreements therein and hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, Purchaser and Seller agree as follows:

     1. Certificate of Occupancy. It shall be a condition precedent to Purchaser's obligation to close the transaction contemplated by the Purchase Agreement that, on or before the Closing Date, Seller shall have obtained and delivered to Purchaser a so-called certificate of occupancy (or life safety compliance certificate or similar document regardless of its technical name) for the Improvements. Seller shall have the right, but not the obligation, to unilaterally extend the Closing Date for up to fifteen (15) days in order to satisfy the foregoing condition. Should such condition remain unsatisfied as of the Closing Date (or extended Closing Date, if applicable), as its sole and exclusive remedy, Purchaser shall have the right to elect either (a) to terminate the Purchase Agreement, whereupon the Earnest Money will be returned to Purchaser and neither party will have any further rights or obligations under the Purchase Agreement (except those which expressly survive any termination of the Purchase Agreement), or (b) to waive such condition and proceed to close. Purchaser's election shall be in writing and delivered on the Closing Date (or extended Closing Date, if applicable), failing which, Purchaser shall be deemed to have elected (b) above.

     2. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this Amendment, the parties may execute and exchange by telephone facsimile counterparts of the signature pages.

      3. Effect of Amendment. Except as expressly amended hereby, the Purchase Agreement shall remain in full force and effect and otherwise unmodified.


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                      SIGNATURE PAGE TO FIRST AMENDMENT TO
                           REAL ESTATE SALE AGREEMENT
              [12621 Featherwood Office Building, Houston, Texas]

     IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this Amendment as of the date first above written.

SELLER: FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD. - 1, a Florida limited partnership

                    By: First Capital Financial Corporation, a Florida corporation, its general partner


                         By:
                            ------------------------------------
                         Name:
                              ----------------------------------
                         Title:
                               ---------------------------------

                    FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD. - 2, a Florida limited partnership

                    By: First Capital Financial Corporation, a Florida corporation, its general partner


                         By:
                            ------------------------------------
                         Name:
                              ----------------------------------
                         Title:
                               ---------------------------------


PURCHASER:          TRANSWESTERN INVESTMENT COMPANY, L.L.C., a Texas limited
                    liability company


                    By:
                       ------------------------------------
                    Name:
                         ----------------------------------
                    Title:
                          ---------------------------------

                                       2